HARDING, LOEVNER FUNDS, INC.

FORM N-SAR

File No. 811-07739

Annual Period Ended October 31, 2011

Exhibit Index

EX-99.77B: Accountants’ Report on Internal Controls

EX-99.77Q1(a)(i): Copies of any material amendments to the registrant’s charter or by-laws

EX-99.77Q1(a)(ii): Copies of any material amendments to the registrant’s charter or by-laws

Ex-99. 77Q1(e): Copies of any new or amended Registrant investment advisory contracts